Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

In conjunction with the Semi-Annual Report to Shareholders on Form N-CSR of Kelmoore Strategic Trust (the “Registrant”) for the fiscal period ended June 30, 2007, as filed with the Securities and Exchange Commission (the “Report”), I, Matthew Kelmon, President & Chief Executive Officer of the Registrant, hereby certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 29, 2007	/s/ Matthew Kelmon
Matthew Kelmon, President & Chief Executive Officer (principal executive officer)

In conjunction with the Semi-Annual Report to Shareholders on Form N-CSR of Kelmoore Strategic Trust (the “Registrant”) for the fiscal period ended June 30, 2007, as filed with the Securities and Exchange Commission (the “Report”), I, Shawn K. Young, Treasurer of the Registrant, hereby certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 28, 2007	/s/ Shawn K. Young
Shawn K. Young, Treasurer (principal financial officer)